Exhibit 99.1
AVERY DENNISON REPORTS
FOURTH QUARTER AND YEAR-END 2008 RESULTS
     PASADENA, Calif. — January 27, 2009 — Avery Dennison Corporation (NYSE:AVY) today reported fourth quarter and year-end 2008 results. All non-GAAP terms are reconciled to GAAP in the attached tables.
Fourth Quarter Financial Summary — Preliminary
($ millions, except per share amounts)

	Q4	Q4	% Change vs. P/Y
	2008	2007	Reported	Organic (a)
Net sales, by segment:
Pressure-sensitive Materials	$808.1	$890.1	-9%	-4%
Retail Information Services	359.4	410.8	-13%	-12%
Office and Consumer Products	225.6	272.2	-17%	-14%
Other specialty converting businesses	118.4	140.9	-16%	-14%

Total net sales	$1,511.5	$1,714.0	-12%	-8%

	As Reported (GAAP)					Adjusted Non-GAAP (b)
				% of Sales					% of Sales
	2008	2007	% Change	2008	2007	2008	2007	% Change	2008	2007
Operating income before interest and taxes, by segment:
Pressure-sensitive Materials	$41.8	$79.0	-47%	5.2%	8.9%	$44.3	$80.0	-45%	5.5%	9.0%
Retail Information Services	(5.4)	1.3	-515%	-1.5%	0.3%	4.6	27.4	-83%	1.3%	6.7%
Office and Consumer Products	42.0	56.1	-25%	18.6%	20.6%	46.6	59.5	-22%	20.7%	21.9%
Other specialty converting businesses	(9.5)	0.7	-1457%	-8.0%	0.5%	(8.1)	3.4	-338%	-6.8%	2.4%
Corporate expense	(12.6)	(4.8)				(12.6)	(5.0)

Total operating income before interest and taxes	$56.3	$132.3	-57%	3.7%	7.7%	$74.8	$165.3	-55%	4.9%	9.6%

Interest expense	28.1	34.3				28.1	34.3

Income from operations before taxes	$28.2	$98.0	-71%	1.9%	5.7%	$46.7	$131.0	-64%	3.1%	7.6%

(Benefit from) provision for income taxes	$(14.4)	$18.6				$(17.3)	$24.8

Net income	$42.6	$79.4	-46%	2.8%	4.6%	$64.0	$106.2	-40%	4.2%	6.2%

Net income per common share, assuming dilution	$0.43	$0.81	-47%			$0.65	$1.08	-40%
See Notes Following Next Table

Full Year Financial Summary — Preliminary
($ millions, except per share amounts)

			% Change vs. P/Y
	2008	2007	Reported	Organic (a)
Net sales, by segment:
Pressure-sensitive Materials	$3,643.8	$3,497.7	4%	1%
Retail Information Services	1,548.7	1,175.4	32%	-6%
Office and Consumer Products	935.8	1,016.2	-8%	-9%
Other specialty converting businesses	582.1	618.5	-6%	-8%

Total net sales	$6,710.4	$6,307.8	6%	-3%

	As Reported (GAAP)					Adjusted Non-GAAP (b)
				% of Sales					% of Sales
	2008	2007	% Change	2008	2007	2008	2007	% Change	2008	2007
Operating income before interest and taxes, by segment:
Pressure-sensitive Materials	$252.3	$318.7	-21%	6.9%	9.1%	$262.7	$332.5	-21%	7.2%	9.5%
Retail Information Services	9.4	(5.7)		0.6%	-0.5%	44.9	68.5	-34%	2.9%	5.8%
Office and Consumer Products	144.5	173.6	-17%	15.4%	17.1%	156.7	178.4	-12%	16.7%	17.6%
Other specialty converting businesses	6.0	27.1	-78%	1.0%	4.4%	8.8	31.3	-72%	1.5%	5.1%
Corporate expense	(25.7)	(33.2)				(26.3)	(27.8)

Total operating income before interest and taxes	$386.5	$480.5	-20%	5.8%	7.6%	$446.8	$582.9	-23%	6.7%	9.2%

Interest expense	115.9	105.2				115.9	105.2

Income from operations before taxes	$270.6	$375.3	-28%	4.0%	5.9%	$330.9	$477.7	-31%	4.9%	7.6%

Provision for income taxes	$4.5	$71.8				$5.5	$91.2

Net income	$266.1	$303.5	-12%	4.0%	4.8%	$325.4	$386.5	-16%	4.8%	6.1%

Net income per common share, assuming dilution	$2.70	$3.07	-12%			$3.30	$3.91	-16%

						2008	2007
Free Cash Flow (c)						$365.3	$244.6
Note: These tables have been added to the Company’s earnings disclosure to provide greater ease of reference and facilitate trend analysis.
a)	Percentage change in sales before the impact of acquisitions, divestitures, and foreign currency translation.

b)	Excludes restructuring and asset impairment charges, transition costs associated with acquisition integrations, and other items (see accompanying schedules A-3 and A-4 for reconciliation to GAAP measures).

c)	Free Cash Flow (a non-GAAP measure) as used herein is defined as net cash provided by operating activities (as reported), less purchase of property, plant, equipment, software, and other deferred charges, plus proceeds from sale of investments, net (see accompanying schedule A-3 for reconciliation to GAAP measure).

     “Avery Dennison generated record free cash flow in 2008, despite increasingly challenging business conditions in the retail sector and the effects of the broader economic slowdown,” said Dean A. Scarborough, president and chief executive officer of Avery Dennison.
     “We are responding to the challenges by continuing our efforts to reduce fixed costs, improve our financial flexibility, and accelerate our productivity improvements,” added Scarborough. “We expect to generate solid cash flow in 2009. We are focused on increasing our operating leverage and developing new business opportunities to position the Company for strong earnings recovery when market conditions improve.”
     For more details on the Company’s results for the quarter, see the Company’s Supplemental Presentation Materials, “Fourth Quarter and Full Year 2008 Financial Review and Analysis,” posted at the Company’s Web site at www.investors.averydennison.com, and furnished under Form 8-K with the SEC.

Fourth Quarter, 2008 Results by Segment
Pressure-sensitive Materials (PSM)
•	Revenue for roll materials declined in every region except Asia, reflecting weaknesses in end-markets and decisions by customers of the Graphics and Reflective Products division to defer purchases.

•	The decline in operating margin reflected reduced fixed-cost leverage and the effects of raw material inflation. These factors outweighed the benefits of price increases, restructuring, and other productivity initiatives.
Retail Information Services (RIS)
•	The decline in revenue primarily reflected continued weakness of the retail apparel market in the U.S. and in Europe.

•	The decline in operating margin was driven by reduced fixed-cost leverage, cost inflation, and incremental intangible amortization. These were offset in part by incremental integration savings and the benefits of other productivity actions.

•	The RIS business remains committed to its long-term profitability objectives. It achieved its goal by year-end 2008 of $120 million of annualized synergies from the Paxar acquisition, and plans to implement significant additional restructuring measures in 2009. The Company intends to continue to transform the business through Enterprise Lean Sigma and investments in technology to further strengthen competitive advantages, driving both growth and profitability.
Office and Consumer Products (OCP)
•	The decline in revenue reflected a combination of weak end-market demand and tight inventory control by customers.

•	The decline in operating margin was due to reduced fixed-cost leverage and raw material inflation. These effects were partially offset by price increases, restructuring, and other productivity initiatives.
Other specialty converting businesses
•	The decline in revenue is primarily attributable to lower volume in products sold to the automotive and housing construction industries.

•	Operating margin declined due to reduced fixed-cost leverage and inflation. These factors outpaced the benefit of productivity initiatives and a reduction in the loss from RFID.

Consolidated Items and Actions
Factors that affected consolidated results include:
•	Raw material costs in 2008 increased approximately $125 million or 4%, and varied greatly by business and geography. This increase was partially offset by the benefits of global sourcing strategies, raw material cost reduction initiatives, and price increases. At the end of 2008, however, the Company’s price/inflation gap was still significant, and additional price increases were implemented in January, 2009.

•	In the fourth quarter of 2008, the Company began a restructuring program expected to reduce costs across all segments of the business. The Company currently anticipates $150 million in annualized savings over the next two years (estimating $70 million benefit, net of transition costs, in 2009). The restructuring includes reductions of approximately 10% of the Company’s global workforce. The Company estimates that it will incur approximately $120 million of restructuring charges associated with these actions, with the majority to be incurred in 2009. In addition to the savings from these new actions, the Company expects approximately $40 million of carryover savings from previously implemented actions, including benefits from the Paxar integration.

•	The Company’s effective tax rate was 2% for 2008, and negative 51% in the fourth quarter of 2008. The tax rate in the fourth quarter includes a net benefit of approximately $25 million from various tax planning actions, changes in tax reserves, and changes in statutory tax rates. The ongoing annual tax rate is expected to be in the low 20% range, although it can vary significantly from quarter to quarter.
Financial Condition
Avery Dennison has taken and continues to take actions to further strengthen its financial condition and increase its operating flexibility in the current economic environment.
•	Since the acquisition of DM Label Group in the second quarter of 2008, the Company has reduced indebtedness by approximately $160 million.

•	In January 2009, the Company and a subsidiary secured agreements to amend certain covenants governing the Company’s revolving credit facility and the subsidiary’s term loan, as reflected in the Company’s Supplemental Presentation Materials.

2009
     Avery Dennison expects to generate significant free cash flow in 2009 and beyond. In light of decreased visibility in the global economic environment, the Company is not providing a 2009 earnings forecast at this time.
     However, in the Company’s Supplemental Presentation Materials, the Company provides a list of factors that it believes will contribute to its financial results in 2009. Applying these factors to the recent revenue trends from 2008, the Company estimates that it could achieve the following results for the full year, 2009:

Revenue Scenario	Adjusted EPS*	Free Cash Flow

Continuation of 4Q08 revenue trend (down ≈ 8% on organic basis)	≈ $1.00	≈ $260 million

Continuation of FY08 revenue trend (down ≈ 3% on organic basis)	≈ $2.00	≈ $300 million
*Adjusted EPS excludes restructuring and asset impairment charges, transition costs associated with acquisition integrations, and other items, totaling an estimated $120 million on a pre-tax basis.
This information is provided for illustrative purposes only.
Note: Throughout this release, all calculations of amounts on a per share basis reflect fully-diluted shares outstanding.
     Avery Dennison is a recognized industry leader that develops innovative identification and decorative solutions for businesses and consumers worldwide. The Company’s products include pressure-sensitive labeling materials; graphics imaging media; retail apparel ticketing and branding systems; RFID inlays and tags; office products; specialty tapes; and a variety of specialized labels for automotive, industrial and durable goods applications. A FORTUNE 500 Company with sales of $6.7 billion in 2008, Avery Dennison is based in Pasadena, California and employs more than 36,000 employees in over 60 countries. For more information, visit www.averydennison.com.
#     #     #

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:
Certain statements contained in this document are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements and financial or other business targets are subject to certain risks and uncertainties. Actual results and trends may differ materially from historical or expected results depending on a variety of factors, including but not limited to risks and uncertainties relating to investment in development activities and new production facilities; fluctuations in cost and availability of raw materials; ability of the Company to achieve and sustain targeted cost reductions; ability of the Company to generate sustained productivity improvement; successful integration of acquisitions; successful implementation of new manufacturing technologies and installation of manufacturing equipment; the financial condition and inventory strategies of customers; customer and supplier concentrations; changes in customer order patterns; loss of significant contract(s) or customer(s); timely development and market acceptance of new products; fluctuations in demand affecting sales to customers; impact of competitive products and pricing; selling prices; business mix shift; volatility of capital and credit markets; credit risks; ability of the Company to obtain adequate financing arrangements and to maintain access to capital; fluctuations in interest rates; fluctuations in pension, insurance and employee benefit costs; impact of legal proceedings, including a previous government investigation into industry competitive practices, and any related proceedings or lawsuits pertaining thereto or to the subject matter thereof related to the concluded investigation by the U.S. Department of Justice (“DOJ”) (including purported class actions seeking treble damages for alleged unlawful competitive practices, which were filed after the announcement of the DOJ investigation), as well as the impact of potential violations of the U.S. Foreign Corrupt Practices Act; changes in governmental regulations; changes in political conditions; fluctuations in foreign currency exchange rates and other risks associated with foreign operations; worldwide and local economic conditions; impact of epidemiological events on the economy and the Company’s customers and suppliers; acts of war, terrorism, natural disasters; and other factors.
The Company believes that the most significant risk factors that could affect its financial performance in the near-term include (1) the impact of economic conditions on underlying demand for the Company’s products; (2) the impact of competitors’ actions, including pricing, expansion in key markets, and product offerings; (3) the degree to which higher costs can be offset with productivity measures and/or passed on to customers through selling price increases, without a significant loss of volume; (4) potential adverse developments in legal proceedings and/or investigations regarding competitive activities, including possible fines, penalties, judgments or settlements; and (5) the ability of the Company to achieve and sustain targeted cost reductions.
For a more detailed discussion of these and other factors, see “Risk Factors” and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in the Company’s Form 10-K, filed on February 27, 2008, and the Company’s Form 10-Q filed on November 6, 2008, with the Securities and Exchange Commission. The forward-looking statements included in this news release are made only as of the date of this news release, and the Company undertakes no obligation to update the forward-looking statements to reflect subsequent events or circumstances.
For more information and to listen to a live broadcast or an audio replay of the
Fourth Quarter conference call with analysts, visit the Avery Dennison Web site at www.investors.averydennison.com

AVERY DENNISON
PRELIMINARY CONSOLIDATED STATEMENT OF INCOME
(In millions, except per share amounts)

		(UNAUDITED)
	Three Months Ended		Twelve Months Ended
	Dec. 27, 2008	Dec. 29, 2007	Dec. 27, 2008	Dec. 29, 2007

Net sales	$1,511.5	$1,714.0	$6,710.4	$6,307.8

Cost of products sold	1,133.1	1,232.5	4,983.4	4,585.4

Gross profit	378.4	481.5	1,727.0	1,722.4

Marketing, general & administrative expense	309.8	333.0	1,304.3	1,182.5

Interest expense	28.1	34.3	115.9	105.2

Other expense, net (1)	12.3	16.2	36.2	59.4

Income from operations before taxes	28.2	98.0	270.6	375.3

(Benefit from) provision for income taxes	(14.4)	18.6	4.5	71.8

Net income	$42.6	$79.4	$266.1	$303.5

Per share amounts:

Net income per common share, assuming dilution	$0.43	$0.81	$2.70	$3.07

Average common shares outstanding, assuming dilution	98.6	98.6	98.7	98.9

Common shares outstanding at period end	98.4	98.4	98.4	98.4

(1)	Other expense for the fourth quarter of 2008 and 2007 includes $12.3 and $16.2 of restructuring costs, asset impairment and lease cancellation charges, respectively.

Other expense, net, for 2008 YTD includes $40.7 of restructuring costs, asset impairment and lease cancellation charges, partially offset by ($4.5) related to a gain on sale of investments.

Other expense, net, for 2007 YTD includes $57.5 of asset impairment charges, restructuring costs and lease cancellation charges, $4.8 of certain non-recurring financing costs and $.3 of expenses related to a divestiture, partially offset by a reversal of ($3.2) related to a patent lawsuit.
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Reconciliation of Non-GAAP Financial Measures in Accordance with SEC Regulations G and S-K
Avery Dennison reports financial results in accordance with U.S. GAAP, and herein provides some non-GAAP financial measures. These non-GAAP financial measures are not in accordance with, nor are they a substitute for, GAAP financial measures. These non-GAAP financial measures are intended to supplement the Company’s presentation of its financial results that are prepared in accordance with GAAP.
The Company’s non-GAAP financial measures exclude the impact of certain events, activities or strategic decisions. The accounting effects of these events, activities or decisions, which are included in the GAAP measures, may make it difficult to assess the underlying performance of the Company in a single period. By excluding certain accounting effects, both positive and negative (e.g. gains on sales of assets, restructuring charges, asset impairments, effects of acquisitions and related costs, etc.), from certain of the Company’s GAAP measures, the Company believes that it is providing meaningful supplemental information to facilitate an understanding of the Company’s “core” or “underlying” operating results. These non-GAAP measures are used internally to evaluate trends in the Company’s underlying business, as well as to facilitate comparison to the results of competitors for a single period. The Company applies the anticipated full-year GAAP tax rate to the non-GAAP adjustments to determine adjusted non-GAAP net income.
Limitations associated with the use of the Company’s non-GAAP measures include (1) the exclusion of items that recur from time to time (e.g. restructuring, asset impairment charges, discontinued operations, etc.) from calculations of the Company’s earnings and operating margin; (2) the exclusion of the effects of acquisitions, including integration costs and certain financing costs; (3) the exclusion of interest expense from the calculation of the Company’s operating margin; and (4) the exclusion of any mandatory debt service requirements, as well as the exclusion of other uses of the cash generated by operating activities that do not directly or immediately support the underlying business (such as discretionary debt reductions, dividends, share repurchase, acquisitions, etc.) for calculation of free cash flow. While some of the items the Company excludes from GAAP measures recur, these items tend to be disparate in amount and timing. Based upon feedback from investors and financial analysts, the Company believes that supplemental non-GAAP measures provide information that is useful to the assessment of the Company’s performance and operating trends.
The reconciliation set forth below is provided in accordance with Regulations G and S-K and reconciles the non-GAAP financial measures with the most directly comparable GAAP financial measures.
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A-3

AVERY DENNISON
PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In millions, except per share amounts)

		(UNAUDITED)
	Three Months Ended		Twelve Months Ended
	Dec. 27, 2008	Dec. 29, 2007	Dec. 27, 2008	Dec. 29, 2007

Reconciliation of GAAP to Non-GAAP Operating Margin:

Net sales	$1,511.5	$1,714.0	$6,710.4	$6,307.8

Income from operations before taxes	$28.2	$98.0	$270.6	$375.3

GAAP Operating Margin	1.9%	5.7%	4.0%	5.9%

Income from operations before taxes	$28.2	$98.0	$270.6	$375.3

Non-GAAP adjustments:
Restructuring costs	10.6	11.1	29.8	21.6
Asset impairment and lease cancellation charges	1.7	5.1	10.9	17.5
Asset impairment charges — acquisition related (1)	—	—	—	18.4
Transition costs associated with acquisition integrations (2)	6.2	16.8	24.1	43.0
Other (3)	—	—	(4.5)	1.9
Interest expense	28.1	34.3	115.9	105.2

Adjusted non-GAAP operating income before taxes and interest expense	$74.8	$165.3	$446.8	$582.9

Adjusted Non-GAAP Operating Margin	4.9%	9.6%	6.7%	9.2%

Reconciliation of GAAP to Non-GAAP Net Income:

As reported net income	$42.6	$79.4	$266.1	$303.5

Non-GAAP adjustments, net of taxes:
Restructuring costs	11.8	9.0	29.3	17.6
Asset impairment and lease cancellation charges	2.4	4.2	10.7	14.4
Asset impairment charges — acquisition related	—	—	—	14.6
Transition costs associated with acquisition integrations	7.8	13.6	23.7	34.6
Other	(0.6)	—	(4.4)	1.8

Adjusted Non-GAAP Net Income	$64.0	$106.2	$325.4	$386.5

(continued)

AVERY DENNISON
PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In millions, except per share amounts)

	(UNAUDITED)
	Three Months Ended		Twelve Months Ended
	Dec. 27, 2008	Dec. 29, 2007	Dec. 27, 2008	Dec. 29, 2007

Reconciliation of GAAP to Non-GAAP Earnings Per Share:

As reported income per common share, assuming dilution	$0.43	$0.81	$2.70	$3.07

Non-GAAP adjustments per share, net of taxes:
Restructuring costs	0.12	0.09	0.30	0.18
Asset impairment and lease cancellation charges	0.02	0.04	0.11	0.14
Asset impairment charges — acquisition related	—	—	—	0.15
Transition costs associated with acquisition integrations	0.08	0.14	0.24	0.35
Other	—	—	(0.05)	0.02

Adjusted Non-GAAP income per common share, assuming dilution	$0.65	$1.08	$3.30	$3.91

Average common shares outstanding, assuming dilution	98.6	98.6	98.7	98.9

(1)	2007 YTD includes asset impairment charges primarily related to software assets.

(2)	2008 and 2007 QTD and YTD includes transition costs associated with acquisition integrations and change-in-control costs reported in marketing, general & administrative expense. 2007 YTD also includes inventory step-up impact reported in cost of products sold.

(3)	2008 YTD includes a gain on sale of investments. 2007 YTD includes $4.8 of certain non-recurring financing costs and $.3 of expenses related to a divestiture, partially offset by reversal of an accrual for a patent lawsuit of ($3.2).

	(UNAUDITED)
	Twelve Months Ended
	Dec. 27, 2008	Dec. 29, 2007

Reconciliation of GAAP to Non-GAAP Cash Flow:

Net cash provided by operating activities	$539.7	$499.4
Purchase of property, plant and equipment	(128.5)	(190.5)
Purchase of software and other deferred charges	(63.1)	(64.3)
Proceeds from sale of investments, net	17.2	—

Free Cash Flow	$365.3	$244.6

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AVERY DENNISON
PRELIMINARY SUPPLEMENTARY INFORMATION
(In millions)

	(UNAUDITED)
	Fourth Quarter Ended
	NET SALES		OPERATING INCOME		OPERATING MARGINS
	2008	2007	2008 (1)	2007 (2)	2008	2007

Pressure-sensitive Materials	$808.1	$890.1	$41.8	$79.0	5.2%	8.9%
Retail Information Services	359.4	410.8	(5.4)	1.3	(1.5%)	0.3%
Office and Consumer Products	225.6	272.2	42.0	56.1	18.6%	20.6%
Other specialty converting businesses	118.4	140.9	(9.5)	0.7	(8.0%)	0.5%
Corporate Expense	N/A	N/A	(12.6)	(4.8)	N/A	N/A
Interest Expense	N/A	N/A	(28.1)	(34.3)	N/A	N/A

TOTAL FROM OPERATIONS	$1,511.5	$1,714.0	$28.2	$98.0	1.9%	5.7%

(1)	Operating income for the fourth quarter of 2008 includes $12.3 of restructuring costs, asset impairment and lease cancellation charges, and $6.2 of transition costs associated with acquisition integrations; of the total $18.5, the Pressure-sensitive Materials segment recorded $2.5, the Retail Information Services segment recorded $10, the Office and Consumer Products segment recorded $4.6 and the other specialty converting businesses recorded $1.4.

(2)	Operating income for the fourth quarter of 2007 includes $16.8 of transition costs associated with Paxar integration and $16.2 of restructuring costs, asset impairment and lease cancellation charges; of the total $33, the Pressure-sensitive Materials segment recorded $1, the Retail Information Services segment recorded $26.1, the Office and Consumer Products segment recorded $3.4, the other specialty converting businesses recorded $2.7 and Corporate recorded ($.2).
RECONCILIATION OF GAAP TO NON-GAAP SUPPLEMENTARY INFORMATION

	Fourth Quarter Ended
	OPERATING INCOME		OPERATING MARGINS
	2008	2007	2008	2007

Pressure-sensitive Materials
Operating income, as reported	$41.8	$79.0	5.2%	8.9%
Non-GAAP adjustments:
Restructuring costs	2.5	1.0	0.3%	0.1%

Adjusted non-GAAP operating income	$44.3	$80.0	5.5%	9.0%

Retail Information Services
Operating income, as reported	$(5.4)	$1.3	(1.5%)	0.3%
Non-GAAP adjustments:
Restructuring costs	3.8	6.2	1.1%	1.5%
Asset impairment and lease cancellation charges	—	3.1	—	0.8%
Transition costs associated with acquisition integrations	6.2	16.8	1.7%	4.1%

Adjusted non-GAAP operating income	$4.6	$27.4	1.3%	6.7%

Office and Consumer Products
Operating income, as reported	$42.0	$56.1	18.6%	20.6%
Non-GAAP adjustments:
Restructuring costs	3.1	3.4	1.4%	1.3%
Asset impairment charges	1.5	—	0.7%	—

Adjusted non-GAAP operating income	$46.6	$59.5	20.7%	21.9%

Other specialty converting businesses
Operating income, as reported	$(9.5)	$0.7	(8.0%)	0.5%
Non-GAAP adjustments:
Restructuring costs	1.2	1.1	1.0%	0.8%
Asset impairment charges	0.2	1.6	0.2%	1.1%

Adjusted non-GAAP operating income	$(8.1)	$3.4	(6.8%)	2.4%

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AVERY DENNISON
PRELIMINARY SUPPLEMENTARY INFORMATION
(In millions)

	(UNAUDITED)
	Twelve Months Year-to-Date
	NET SALES		OPERATING INCOME		OPERATING MARGINS
	2008	2007	2008 (1)	2007 (2)	2008	2007

Pressure-sensitive Materials	$3,643.8	$3,497.7	$252.3	$318.7	6.9%	9.1%
Retail Information Services	1,548.7	1,175.4	9.4	(5.7)	0.6%	(0.5%)
Office and Consumer Products	935.8	1,016.2	144.5	173.6	15.4%	17.1%
Other specialty converting businesses	582.1	618.5	6.0	27.1	1.0%	4.4%
Corporate Expense	N/A	N/A	(25.7)	(33.2)	N/A	N/A
Interest Expense	N/A	N/A	(115.9)	(105.2)	N/A	N/A

TOTAL FROM OPERATIONS	$6,710.4	$6,307.8	$270.6	$375.3	4.0%	5.9%

(1)	Operating income for 2008 includes $40.7 of restructuring costs, asset impairment and lease cancellation charges, and $24.1 of transition costs associated with acquisition integrations, partially offset by ($4.5) related to a gain on sale of investments; of the total $60.3, the Pressure-sensitive Materials segment recorded $10.4, the Retail Information Services segment recorded $35.5, the Office and Consumer Products segment recorded $12.2, the other specialty converting businesses recorded $2.8 and Corporate recorded ($.6).

(2)	Operating income for 2007 includes $57.5 of asset impairment charges, restructuring costs and lease cancellation charges, $43 of transition costs associated with Paxar integration, $4.8 of certain non-recurring financing costs and $.3 of expenses related to a divestiture, partially offset by a reversal of ($3.2) related to a patent lawsuit; of the total $102.4, the Pressure-sensitive Materials segment recorded $13.8, the Retail Information Services segment recorded $74.2, the Office and Consumer Products segment recorded $4.8, the other specialty converting businesses recorded $4.2 and Corporate recorded $5.4.
RECONCILIATION OF GAAP TO NON-GAAP SUPPLEMENTARY INFORMATION

	Twelve Months Year-to-Date
	OPERATING INCOME		OPERATING MARGINS
	2008	2007	2008	2007

Pressure-sensitive Materials
Operating income, as reported	$252.3	$318.7	6.9%	9.1%
Non-GAAP adjustments:
Restructuring costs	4.6	6.1	0.1%	0.2%
Asset impairment and lease cancellation charges	5.8	10.9	0.2%	0.3%
Reversal of an accrual for a lawsuit	—	(3.2)	—	(0.1%)

Adjusted non-GAAP operating income	$262.7	$332.5	7.2%	9.5%

Retail Information Services
Operating income, as reported	$9.4	$(5.7)	0.6%	(0.5%)
Non-GAAP adjustments:
Restructuring costs	8.6	9.7	0.6%	0.8%
Asset impairment and lease cancellation charges	2.8	3.1	0.2%	0.2%
Asset impairment charges — acquisition related	—	18.4	—	1.6%
Transition costs associated with acquisition integrations	24.1	43.0	1.5%	3.7%

Adjusted non-GAAP operating income	$44.9	$68.5	2.9%	5.8%

Office and Consumer Products
Operating income, as reported	$144.5	$173.6	15.4%	17.1%
Non-GAAP adjustments:
Restructuring costs	10.1	4.1	1.1%	0.4%
Asset impairment and lease cancellation charges	2.1	0.4	0.2%	0.1%
Expenses related to a divestiture	—	0.3	—	—

Adjusted non-GAAP operating income	$156.7	$178.4	16.7%	17.6%

Other specialty converting businesses
Operating income, as reported	$6.0	$27.1	1.0%	4.4%
Non-GAAP adjustments:
Restructuring costs	2.6	2.3	0.5%	0.4%
Asset impairment charges	0.2	1.9	—	0.3%

Adjusted non-GAAP operating income	$8.8	$31.3	1.5%	5.1%

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AVERY DENNISON
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEET
(In millions)

	(UNAUDITED)
	Dec. 27, 2008	Dec. 29, 2007

ASSETS
Current assets:
Cash and cash equivalents	$105.5	$71.5
Trade accounts receivable, net	988.9	1,113.8
Inventories, net	583.6	631.0
Other current assets	252.4	242.0

Total current assets	1,930.4	2,058.3
Property, plant and equipment, net	1,493.0	1,591.4
Other assets	2,612.3	2,595.1

	$6,035.7	$6,244.8

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term and current portion of long-term debt	$665.0	$1,110.8
Accounts payable	672.9	679.2
Other current liabilities	720.1	687.6

Total current liabilities	2,058.0	2,477.6
Long-term debt	1,544.8	1,145.0
Other long-term liabilities	682.9	632.8
Shareholders’ equity:
Common stock	124.1	124.1
Capital in excess of par value	642.9	781.1
Retained earnings	2,381.3	2,290.2
Accumulated other comprehensive (loss) income	(282.5)	84.8
Cost of unallocated ESOP shares	(1.2)	(3.8)
Employee stock benefit trusts	(246.9)	(428.8)
Treasury stock at cost	(867.7)	(858.2)

Total shareholders’ equity	1,750.0	1,989.4

	$6,035.7	$6,244.8

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AVERY DENNISON
PRELIMINARY CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In millions)

	(UNAUDITED)
	Twelve Months Ended
	Dec. 27, 2008	Dec. 29, 2007

Operating Activities:
Net income	$266.1	$303.5

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	204.6	184.1
Amortization	73.8	58.8
Provision for doubtful accounts	17.7	18.7
Asset impairment and net loss on sale and disposal of assets	16.8	44.0
Stock-based compensation	29.0	21.6
Other non-cash items, net	(1.1)	(6.6)

	606.9	624.1

Changes in assets and liabilities and other adjustments	(67.2)	(124.7)

Net cash provided by operating activities	539.7	499.4

Investing Activities:
Purchase of property, plant and equipment	(128.5)	(190.5)
Purchase of software and other deferred charges	(63.1)	(64.3)
Payments for acquisitions	(131.2)	(1,291.9)
Proceeds from sale of investments, net	17.2	—
Other	12.1	3.5

Net cash used in investing activities	(293.5)	(1,543.2)

Financing Activities:
Net (decrease) increase in borrowings (maturities of 90 days or less)	(390.1)	792.2
Additional borrowings (maturities longer than 90 days)	400.1	688.8
Payments of debt (maturities longer than 90 days)	(50.7)	(222.0)
Dividends paid	(175.0)	(171.8)
Purchase of treasury stock	(9.8)	(63.2)
Proceeds from exercise of stock options, net	2.7	38.1
Other	14.3	(6.7)

Net cash (used in) provided by financing activities	(208.5)	1,055.4

Effect of foreign currency translation on cash balances	(3.7)	1.4

Increase in cash and cash equivalents	34.0	13.0

Cash and cash equivalents, beginning of year	71.5	58.5

Cash and cash equivalents, end of year	$105.5	$71.5

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